     THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED (THE "ACT"), NOR ANY STATE SECURITIES LAWS AND NEITHER THIS
NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR
OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO
IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE
CORPORATION RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH
COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE CORPORATION , THAT THIS
NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER
CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR
APPLICABLE STATE SECURITIES LAWS.

                                 1STALERTS, INC.
                            (A DELAWARE CORPORATION)

                           CONVERTIBLE PROMISSORY NOTE

                             TOTAL NOTE: $__________

     1STALERTS, INC., a Delaware corporation (the "CORPORATION"), for value received, promises to pay (subject to the conversion provisions set forth herein) to the order of _________________________________ (the "HOLDER"), on
December 31, 2009 (the "DUE DATE"), upon presentation of this Convertible
Promissory Note (the "NOTE"), _____________________________________________
($____________) Dollars (the "PRINCIPAL AMOUNT"). The Note is convertible into shares of common stock (the "COMMON STOCK") of the Corporation as provided below in Section 2. This Note is issued in connection with the Asset Purchase
Agreement, dated, by and between the Corporation and the Holder (the "ASSET
PURCHASE AGREEMENT").

     The Corporation covenants, promises and agrees as follows:

     1. Interest. The unpaid principal balance from time to time outstanding on the Note shall bear interest at the rate of one (1) percentage point per annum above the Prime Rate (the "PRIME RATE") (the rate as published in the "Money
Rates" table in The Wall Street Journal). The highest Prime Rate will be chosen if more than one is published. This rate may vary from time to time based upon corresponding increases and/or decreases in the Prime Rate. Interest shall be calculated on the basis of a 360-day year and actual number of days elapsed, payable at maturity. However, at no time shall the interest to be paid by the
Corporation to the Holder exceed eighteen percent (18%) per annum.

     2. Conversion.

     2.1. Option to Convert. Subject to Section 2.2, the Holder shall have the right, at its option,

to convert, in whole or in part, subject to the terms and provisions hereof, the then outstanding balance of the Principal Amount of the Note into shares of the
Corporation's common stock the number of shares to be determined by dividing the outstanding balance of the Principal Amount of the Note to be converted by 70%
of the Market Price (as defined below) of the Corporation's common stock on the date of conversion (the "CONVERSION PRICE"), subject to adjustment as provided below in Section 6.

     For the purposes of this Agreement, "MARKET PRICE" shall mean:

          (i)  if the Corporation's common stock is listed, or admitted to unlisted trading privileges on a national securities exchange, or is traded on the Nasdaq National Market or the Nasdaq Small-Cap
               Market, the last reported high bid price on each trading day of any measurement period to which such Market Price relates, in each case as officially reported by the principal securities exchange on which the common stock is listed or admitted to unlisted trading privileges or by the Nasdaq National Market or
               Nasdaq Small-Cap Market, or

          (ii) if the Corporation's common stock is not listed or admitted to unlisted trading privileges, on any national securities exchange, or traded on the Nasdaq National Market or Nasdaq Small-Cap
               Market, but is traded on the OTC Bulletin Board of the Nasdaq
               Stock Market, Inc. (the "OTCBB"), then the Market Price is the last reported high bid price of the common stock reported by the
               OTCBB; or

          (iii) if the Corporation's common stock is not listed or admitted to unlisted trading privileges, on any national securities exchange, or traded on the Nasdaq National Market, Nasdaq Small-Cap Market,
               or the OTCBB but is traded in the over-the-counter market, then the Market Price is the last reported high bid price of the common stock reported by the National Quotation Bureau, Inc. or similar bureau if the National Quotation Bureau, Inc. is no longer reporting such information on the date of the event to which such Market Price relates, and if no such prices are reported on such date, then the average of the last so reported high bid prices on the last five trading days on which such prices are reported immediately preceding such date; or

          (iv) if the Corporation's common stock is neither listed, nor admitted to unlisted trading privileges on a national securities exchange, nor traded on the Nasdaq National Market or Nasdaq Small-Cap
               Market, nor on the OTCBB, nor traded in the over-the-counter market, then the fair market value of the common stock, not less that the book value thereof, as of the date of the event to which such Market Price relates, as determined in good faith (using customary valuation methods) by the Board of Directors of the
               Corporation, which determination shall be evidenced by a
               resolution of the Board of Directors and based on the best information available to it.

     2.2 Vesting. Notwithstanding anything to the contrary contained in this
Note, the Holder shall only have the right to convert, as set forth in Section
2.1 above, concurrently with the Corporation effecting a public sale, spin-off, or other similar disposition of the shares of common stock of the Corporation.

     2.3. Exercise of Conversion Right. The conversion right shall be exercised, if at all, by surrender of the Note to the Corporation, together with written notice of election executed by the Holder, which may be in the form which is included with this Note (hereinafter referred to as the "CONVERSION NOTICE") to convert such Note or a specified portion thereof into the shares of common stock of the Corporation. Such notice shall be sent to the Corporation at the address set forth below in Section 10 hereof.

     The date of conversion (the "DATE OF CONVERSION") shall be the date on which the Conversion Notice is received by the Corporation and the person or persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares on such date.

     2.4. Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, unissued or treasury shares, shares of Common Stock sufficient to effect the conversion of this Note; and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding principal of this
Note, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     2.5 Conversion Limitation. In no event shall the Holder be entitled to convert any portion of the Note in excess of that portion of the Note upon conversion of which the sum of (1) the number of shares of the Corporation's common stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Corporation) and (2) the number of shares of common stock issuable upon the conversion of the portion of the
Note, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of the Corporation's common stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities
Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Holder may waive the limitations set forth herein by written notice of not less than sixty (60) days to the Corporation.

     3. Prepayment. The Corporation shall have the right to prepay this Note, in whole or in part, without penalty or a premium.

     4. Security. The Corporation's obligations hereunder are secured by a
Security Agreement, by and between the Corporation and the Holder.

     5. Default.

     5.1. Payment of this Note shall, at the election of the Holder, be accelerated immediately upon the occurrence of any of the following events (a
"EVENT OF DEFAULT"):

     (a) The non-payment by the Corporation when due of principal and interest as provided in this Note; or

     (b) If default beyond five (5) business days from notice provided in accordance herewith shall occur under the terms of this Note (other than a default covered by clause (a) above), or of any other agreement between the
Corporation and the Holder, or in any other document or instrument executed and delivered in connection herewith, or under any agreement or instrument between the Corporation and any third party, which upon default results in an acceleration of the making of Corporation's obligation to such third party or in the termination of such agreement or results in the Corporation becoming immediately liable for any amount to a third party in excess of $10,000; or

     (c) If any representation or warranty made by the Corporation herein proves to have been untrue in any material respect as of the Closing Date, or any information, statement, certificate or data furnished hereunder proves to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified; or

     (d) Except for a default covered by clauses (a), (b), (c) and (e) hereof, if a default shall be made in the due observance or performance of any other covenant, affirmative or negative, or condition to be kept or performed by the
Corporation contained in this Note; or

     (e) If the Corporation shall (i) make a general assignment for the benefit of creditors, or (ii) apply for or consent to the appointment of a receiver, trustee, or liquidator of the Corporation or of all or a substantial part of its assets, or (iii) be adjudicated a bankrupt, or (iv) file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors or file a petition or answer seeking to take advantage of any law (whether federal or state) relating to the relief of debtors.

     5.2. Each right, power or remedy of the Holder hereof during the continuation of any Event of Default as provided for in this Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute, and the exercise by the Holder of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the
Holder hereof of any or all such other rights, powers or remedies.

     6. Anti-Dilution Adjustments. The Conversion Price shall be subject to adjustment as follows:

     (a) In case the Corporation shall at any time subdivide or combine the outstanding shares of

common stock, declare a stock dividend, stock split, reverse stock split or other similar transaction or reclassify its common stock, the Conversion Price in effect immediately prior to such transaction shall be proportionately adjusted to reflect the effect of such transaction. Any such adjustment shall be effective at the close of business on the date such transaction shall become effective.

     (b) In case of a consolidation or merger of the Corporation with or into another corporation (other than a merger or consolidation in which the
Corporation is the continuing corporation and which does not result in a reclassification of outstanding shares of common stock of the class issuable upon the conversion of this Note and pursuant to which the security holders of the Corporation are not entitled to receive securities of another issuer), or in case of any sale or conveyance to another corporation of the property of the
Corporation as an entirety or substantially as an entirety, the Corporation or such successor or purchasing corporation, as the case may be, shall execute an instrument providing that the Holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, consolidation, merger, sale, or conveyance by the Holder of the number of shares of Common Stock of the Corporation into which this Note might have been converted immediately prior to such reclassification, consolidation, merger, sale, or conveyance. Such interest shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The foregoing provisions of this Note shall similarly apply to successive reclassification of shares of Common Stock and to successive consolidations, mergers, sales, or conveyances.

     7. Failure to Act and Waiver. No failure or delay by the Holder hereof to insist upon the strict performance of any term of this Note or to exercise any right, power or remedy consequent upon a Event of Default hereunder shall constitute a waiver of any such term or of any such breach, or preclude the
Holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the Holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Note, or to declare a Event of Default for failure to effect such payment of any such other amount.

     The failure of the Holder of this Note to give notice of any failure or breach of the Corporation under this Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

     8. Consent to Jurisdiction. The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Note shall be brought in any appropriate court in the State of New York, and by the issuance and execution of this Note the Corporation irrevocably consents to the jurisdiction of each such court.

     9. Transfer/Negotiability. The Holder may assign, transfer and/or deliver to any transferee of any rights hereunder. Such transferee shall be vested with all the powers and rights of the Holder hereunder, but the Holder shall retain all rights and powers hereby given with respect to any rights not so assigned, transferred and/or delivered. No delay on the part of the Holder in exercising any

power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder or thereunder preclude other or further exercise thereof or the exercise of any other power or right. The rights, remedies, and benefits herein expressly specified are cumulative and not exclusive of any rights, remedies or benefits, which the Holder may otherwise have.

     10. Notices. All notices and communications under this Note shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefor or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows:

          If to the Corporation, to:

          1stAlerts, Inc.
          855 South Federal Highway, Suite 210
          Boca Raton, Florida 33432
          Tel: (561) 417-0174
          Fax: (561) 330-3516

          If to Holder:

          _________________
          _________________
          _________________
          _________________

     11. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, or, where applicable, the laws of the United States, without regard to conflicts of law.

     12. Binding upon Successors. All covenants and agreements herein contained by or on behalf of the Corporation shall bind its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns;
Corporation may not assign this Agreement or any rights or duties hereunder without Holder's prior written consent and any prohibited assignment shall be absolutely void. Holder reserves the right to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in Holder's rights and benefits hereunder; provided, that Holder shall, for informational purposes but not as a requirement, notify the Corporation of the identity of all other assignees or participants who have acquired an ownership interest in the Note, and upon conversion, in the equity of the Corporation as a result thereof. In connection with any such assignment or participation, Holder may disclose all documents and information which Holder now or hereafter may have relating to
Corporation's business.

     IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed as of the 31st day of December, 2004.

                                              1STALERTS, INC.

                                              By:
                                                  ------------------------------
                                              Name:
                                              Title:

                                CONVERSION NOTICE

                                 1STALERTS, INC.

          The undersigned holder (the "HOLDER") of a Convertible Promissory Note in the principal amount of $2,482,000 (the "NOTE"), hereby elects to convert
U.S. $____________ of said Note into _____________ shares of common stock of
1stAlerts, Inc. in accordance with the terms of the Note. Holder hereby directs that any such shares be issued in the name of and delivered to the Holder or if so specified, to the person or entity named below.

Dated:
       ------------------------
Name:
      -------------------------

Signature:
           --------------------

Address:

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